Exhibit 23.1

KPMG LLP
Aon Center
Suite 5500
200 E. Randolph Street
Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated July 21, 2026, with respect to the consolidated financial statements of AAR CORP., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Chicago, Illinois
October 1, 2026